Exhibit 16.1

April 22, 2026

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read CoinShares PLC statements included in its Form 6-K dated April 22, 2026. We agree with the statements concerning our Firm, in which we were informed of our dismissal on April 17, 2026. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC

New York, New York